EXHIBIT 23 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
American Axle & Manufacturing Holdings, Inc.:

We consent to the incorporation by reference in Registration Statements Nos. 333-41976 and 333-70466 on Form S-8 and Registration Statement 333-115317 on Form S-3 of our reports dated February 1, 2005 relating to the financial statements and financial statement schedule of American Axle & Manufacturing Holdings, Inc. (the Company), and management’s report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
March 1, 2005

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